SOCIETE D’ENERGIE SOLAIRE SA

EMPLOYMENT CONTRACT

between
SES Société d’Energie Solaire SA, route de St-Julien 129, 1228 Plan-les-Ouates,

and

Mrs Sandrine CRISAFULLI, rue de la Fontaine, 2, 1204 Geneva

1.	Position : Manager of Administration
2.	Starting date : October 1, 2006
3.	Responsibilities :
-	Manage the SES administration
-	Manage the payment of salaries of the SES employees, suppliers, charges
-	Maintain all accounting documents ready for outside accountants
-	Participate in the commercial image of SES by responding to outside requests
-	Manage or do the SES administration
-	Any non-technical task related to assisting the general manager
-	Reports to: the General Manager

4.	Place of work: SES
5.	Work week: minimum 40 hours/week according to the legal conditions in effect
6.	Time schedule: free, time sheet by business to be filled out once per week (list of business activities defined with the general manager)
7.	Vacation: 5 weeks/year
8.	Insurances: Work-related and non-work related accidents and additional LAA (Law governing labor/employment related accident insurance) by SES
9.	Pension fund: that of SES
10.	Compensation:

Base salary: 130,000 CHF/year gross paid out in 13 installments, with deduction of the legal social benefits.

Confidential expenses:20,000 CHF/year in a current account, debited against proof to be supplied beyond the expenses tied to the projects and the customers, leasing of a vehicle to be arranged for by SES shall be deducted.

Additional bonus:  to be decided by the SES board of directors within six months after the close of each fiscal year, according to the overall results of SES and the contribution of each to the good progress of business.

11.	Overtime: unpaid, but can be taken as time off following agreement with general management but SES shall have priority.

12.
Direct expenses: Direct expenses (tied to a project or a client) or indirect expenses (authorized prospecting) shall be reimbursed the month following the monthly settlement with submittal of evidence.

13.	Length of contract: at least 5 years, renewable

14.	Trial period: none

15.	Notice of breaking of contract or in case of financial layoff: 2 months by either party

16.	Indemnity in case of layoff: 2 years of gross salary upon ending the contract, for each section of 3 years of seniority that has started

17.	Confidentiality: required for all business and documents and towards outside relations

18.	Training: if the progress of the business permits or requires it, and according to needs, SES may absorb the cost of seminars and training that are given or taken outside the company.

19.	Other conditions: Code of Swiss Obligations

Read and approved
Prepared in two copies in Plan les Ouates, on September 14, 2006

SES Société d’Energnie Solaire SA
Jean-Christophe Hadorn, President

/signed/

Sandrine Crisafulli

/signed/